EXHIBIT 10.8(h)
NEO Salaries 2023
Description of 2023 Salary Rates
for 2022 Named Executive Officers

Annualized salary rates for the executive officers of the First Horizon Corporation who are expected to be named in the executive compensation disclosures of the First Horizon’s 2023 proxy statement in relation to fiscal year 2022 (“2022 Named Executive Officers”) currently are:

NEO Salaries for 2023

Officer Name	2023 Salary Rate
D. Bryan Jordan	1,060,900
Hope Dmuchowski	600,000
Anthony J. Restel	700,000
David T. Popwell	700,000
Tammy S. LoCascio	650,000

The annualized rates shown above are those in effect on the date this exhibit is filed with the First Horizon’s Annual Report on Form 10-K. Salary rates generally continue in effect until they are changed.

1	2022 FORM 10-K ANNUAL REPORT